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                                                                  EXHIBIT 4(i).3

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                                  SAFEWAY INC.,

                                     ISSUER

                                       AND

                              THE BANK OF NEW YORK,

                                     TRUSTEE

                                _________________

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF SEPTEMBER 4, 1997

                                _________________

                          Supplemental to the Indenture
                          dated as of November 20, 1991
               with respect to the following series of Securities:
                  10.00% Senior Subordinated Notes due 2001 and
                  9.65% Senior Subordinated Debentures due 2004






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                SUPPLEMENTAL INDENTURE, dated as of September 4, 1997, between
SAFEWAY INC., a Delaware corporation (hereinafter called the "Company"), as issuer, and THE BANK OF NEW YORK, as trustee (hereinafter called the "Trustee"), under the Indenture, dated as of November 20, 1991, between the Company and the Trustee, as amended and supplemented to the date hereof (the "Indenture").

                            RECITALS OF THE COMPANY

                The Company has implemented a refinancing plan designed to reduce its interest expense, extend the maturities of the Company's outstanding long-term debt and enhance its operating and financial flexibility.

                As part of the refinancing plan, the Company is making cash tender offers (each of the offers is referred to herein individually, as an "Offer" and, collectively, as the "Offers") to purchase certain debt securities of the Company (the "Debt Securities"), including the Company's 10.00% Senior Subordinated Notes due 2001 and 9.65% Senior Subordinated Debentures due 2004 (the "Securities"), which were issued as separate series of securities under the Indenture.

                The Company also is soliciting consents from Holders of the Securities to amendments to the Indenture (the "Amendments") and to each indenture under which each other series of Debt Securities was issued (all as described in the Company's Offer to Purchase and Consent Solicitation Statement dated August 4, 1997 (the "Statement")).

                In accordance with Section 11.2 of the Indenture, the Holders of not less than a majority of the principal amount of the outstanding Securities of each series have consented to the Amendments.

                The Board of Directors of the Company has duly authorized the execution and delivery of this Supplemental Indenture. In addition, the Company has delivered an Opinion of Counsel to the Trustee pursuant to Section
11.5 of the Indenture and has done all other things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

                This Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 1.9 hereof are satisfied and the Amendments effected by this Supplemental Indenture will become operative with respect to the 10.00% Senior Subordinated Notes due 2001 on the date such Securities are accepted for payment by the Company pursuant to the Offer therefor and with respect to the 9.65% Senior Subordinated Debentures due 2004 on the date such Securities are accepted for payment by the Company pursuant to the Offer therefor.

                 WHEREFORE, each party agrees as follows for the benefit of the other party and for the equal or ratable benefit of the Holders of the Securities, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         1.1     DEFINITIONS.

                 For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:






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                 (a)      the words "herein," "hereof" and "hereunder" and
other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

                 (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

         1.2     GOVERNING LAW.

                 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         1.3     SUCCESSORS.

                 All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         1.4     DUPLICATE ORIGINALS.

                 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         1.5     SEPARABILITY.

                 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         1.6     HEADINGS, ETC.

                 The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof. Except as expressly provided herein and notwithstanding the elimination of certain Sections of the Indenture as set forth in Article Two hereof, all references to Sections in the Indenture shall remain unchanged.

         1.7     BENEFITS OF SUPPLEMENTAL INDENTURE.

                 Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         1.8     TRUSTEE'S DISCLAIMER.

                 The Trustee makes no representation as to the validity or accuracy of this Supplemental Indenture.





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         1.9     EFFECTIVENESS.

                 This Supplemental Indenture shall take effect on the date (the "Effective Date") that each of the following conditions shall have been satisfied or waived:

                 (a) each of the parties hereto shall have executed and delivered this Supplemental Indenture; and

                 (b) the Trustee shall have received an opinion of Latham & Watkins, Counsel to the Company, dated the Effective Date, pursuant to
Section 11.5 of the Indenture;

provided, however, that the Amendments set forth in Article Two hereof shall take effect only upon and simultaneously with, and shall have no force and effect prior to, (i) with respect to the 10.00% Senior Subordinated Notes due 2001, the acceptance for purchase and payment of the Securities of such series tendered pursuant to the Offer therefor and (ii) with respect to the 9.65% Senior Subordinated Debentures due 2004, the acceptance for purchase and payment of the Securities of such series tendered pursuant to the Offer therefor.

                                   ARTICLE II

                                 THE AMENDMENTS

         2.1     AMENDMENTS.

                 The Indenture is hereby amended as follows:

                 (1) Section 3.9 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 3.9 [Intentionally omitted]."

                 (2) Section 3.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 3.10 [Intentionally omitted]."

                 (3) Section 3.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 3.11 [Intentionally omitted]."

                 (4) Section 3.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 3.12 [Intentionally omitted]."

                 (5) Section 3.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 3.13 [Intentionally omitted]."

                 (6) Section 6.1 of the Indenture is hereby amended to state, in its entirety, the following:

                          SECTION 6.1.  Events of Default.  The following events
are hereby defined for all purposes of this Indenture with respect to Securities of any series (except where the term is otherwise defined for specific purposes) as "defaults":

                          (a)     Failure to pay the principal of and premium,
if any, on any of the Securities of that series, when and as the same shall become due and payable, whether at Stated Maturity





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thereof, by call for redemption or otherwise, whether or not such payment is prohibited by the provisions of Article VII hereof; or

                          (b)     Failure to pay any installment of interest on
any of the Securities of that series, when and as the same shall become payable as therein expressed, and such failure shall continue for a period of 30 days (it being understood that if the entire amount of such payment of interest is deposited by the Company with the Trustee, or with another paying agent duly appointed hereunder, before the expiration of such period of 30 days, such default shall no longer be considered to be continuing under this Indenture), whether or not such payment is prohibited by the provisions of Article VII hereof; or

                          (c)     Failure to perform or observe any other of
the covenants, conditions or agreements on the part of the Company in this Indenture (other than a covenant, condition or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) or in the Securities of that series, and such failure shall continue for a period of 60 days after written notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of not less than a majority of the principal amount of the Securities of that series then outstanding under this Indenture; or

                          (d)     [Intentionally omitted].

                          (e)     If the Company shall file a petition
commencing a voluntary case under any chapter of the Federal bankruptcy laws or any similar state law for the relief of debtors; or the Company shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable law, or shall consent to the filing of any such petition, answer, or consent; or the Company shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                          (f)     If any order for relief against the Company
shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws or any similar state law for the relief of debtors, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Company under any other similar applicable law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Company or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; or

                          (g)     Any other default provided with respect to
Securities of that series.

                 If one or more defaults with respect to Securities of any series shall happen and be continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company and to the agent under the Bank Credit Agreement (the "Credit Agent"), or the Holders of not less than a majority of the principal amount of the Securities of that series then outstanding, by notice in writing to the Company, the Trustee and the Credit Agent, may declare due and payable, if not already due and payable,





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the principal (or, if the Securities of that series are Original Issue Discount
Securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, plus any accrued interest on all of the Securities of that series; and upon any such declaration all such amounts upon such Securities of that series shall become and be immediately due and payable upon the first to occur of an acceleration under the Bank Credit Agreement or five Business Days after receipt by the Company and the Credit Agent of such written notice given hereunder (if upon such first occurrence such default or defaults shall be continuing), anything in this Indenture or in any of such Securities contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal (or portion thereof) of, premium, if any, plus any accrued interest on the Securities of that series shall have been declared due and payable, and prior to the Stated Maturity of the principal thereof, all arrears of interest upon all such Securities (with interest so far as may be lawful on any overdue installments of interest at the rate specified in such Securities) and the expenses of the Trustee, its agents or attorneys shall be paid by or for the account of the Company, and all defaults as aforesaid (other than the payment of principal which has been so declared due and payable) shall have been made good or secured to the satisfaction of the Trustee and provision deemed by the Trustee to be adequate shall be made therefor, then and in every such case the Trustee shall, upon the written request of the Holders of a majority in principal amount of the Securities of that series then outstanding, delivered to the Company and to the Trustee, waive such default and its consequences and rescind or annul such declaration; but no such waiver shall extend to or affect any subsequent default, or impair any right consequent thereon.

                 Notwithstanding the foregoing, to the extent the Company shall have been relieved of any of its obligations under this Indenture with respect to Securities of any series pursuant to Section 13.4 hereof, the failure of the Company to perform any such obligations as to which it has been relieved shall not constitute a default as contemplated by this Indenture.

                 (7) Section 9.1 of the Indenture is hereby amended to state, in its entirety, the following:

                          SECTION 9.1.  Company May Merge, etc. Only on Certain
Terms. The Company may not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                          (1)     in case the Company shall consolidate with or
merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Surviving Person") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                          (2)     immediately after giving effect to such
transaction and treating any Indebtedness which becomes an obligation of the Surviving Person, the Company or any Subsidiary as a result of such transaction as having been incurred by the Surviving Person, the Company, or such Subsidiary at the time of such transaction, no default or event of default shall have occurred and be continuing;

                          (3)     [Intentionally omitted].





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                          (4)     the Company has previously given the Trustee
not less than 10 days' prior written notice of such transaction and has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                  ARTICLE III

                  ENDORSEMENT AND CHANGE OF FORM OF SECURITIES

         3.1      NOTICE TO SECURITYHOLDERS.

                 After the Amendments become effective, the Company shall mail to Holders a notice briefly describing such Amendments.

         3.2      NOTATION ON SECURITIES.

                 (a) Securities authenticated and delivered after the effectiveness of this Supplemental Indenture shall be affixed by the Trustee at the Company's expense with the following notation:

                          "The Company and the Trustee have entered into a
                 Supplemental Indenture, dated as of September 4, 1997, which
                 (i) eliminated certain restrictive covenants contained in
                 Article III of the Indenture; (ii) amended certain provisions with respect to defaults and remedies contained in Article VI of the Indenture and (iii) amended certain provisions contained in Article IX of the Indenture. Reference is hereby made to such Supplemental Indenture, copies of which are on file with The Bank of New York, Trustee."

                 The Trustee may, but shall not be required to, require holders of Securities authenticated and delivered prior to the effectiveness of this Supplemental Indenture to deliver such Securities to the Trustee so that the Trustee may place the aforementioned notation on such Securities.

                 (b) If the Company or the Trustee so determines, the Company, in exchange for the Securities, shall issue and the Trustee shall authenticate new securities that reflect the changed terms.


                            [signature page follows]








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                 IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, all as of the date first written above.

                              SAFEWAY INC.,
                              Issuer





                              By:______________________________________________
                                 Name:   Melissa C. Plaisance
                                 Title:  Senior Vice President - Finance and
                                         Public Affairs




                                 THE BANK OF NEW YORK,
                                 Trustee





                              By:______________________________________________
                                 Name:
                                 Title: